Exhibit 8.1

355 South Grand Avenue, Suite 100

Los Angeles, California 90071-1560

Tel: +1.213.485.1234 Fax: +1.213.891.8763

www.lw.com

FIRM / AFFILIATE OFFICES

	Beijing	Moscow

	Boston	Munich

	Brussels	New York

	Century City	Orange County

	Chicago	Paris

	Dubai	Riyadh

	Düsseldorf	San Diego

_________, 2021	Frankfurt	San Francisco

	Hamburg	Seoul

	Hong Kong	Shanghai

	Houston	Silicon Valley

	London	Singapore

	Los Angeles	Tokyo

Realty Income Corporation	Madrid	Washington, D.C.

11995 El Camino Real	Milan

San Diego, California 92130

Re:	Agreement and Plan of Merger dated as of April 29, 2021

Ladies and Gentlemen:

We have acted as special tax counsel to Realty Income Corporation, a Maryland corporation (“Realty Income”), in connection with the proposed merger (the “Merger”) of VEREIT, Inc., a Maryland corporation (“VEREIT”), with and into Rams MD Subsidiary I, Inc., a Maryland corporation and a direct wholly owned subsidiary of Realty Income (“Merger Sub 1”), with Merger Sub 1 surviving the Merger. The Merger will be consummated pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 29, 2021, by and among Realty Income, Merger Sub 1, Rams Acquisition Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Realty Income, VEREIT, and VEREIT Operating Partnership, L.P., a Delaware limited partnership. This opinion is being delivered in connection with the Form S-4 initially filed by Realty Income with the Securities and Exchange Commission (the “Commission”) on the date hereof (together with the documents incorporated by reference therein and including the joint proxy statement/prospectus contained therein, the “Registration Statement”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties contained in (i) the Merger Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement, and (iii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

________, 2021 Page 2

We are opining herein only with respect to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based upon and subject to the foregoing, and subject to the qualifications and limitations stated in the Registration Statement and herein, we are of the opinion that the statements in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” insofar as such statements purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

No opinion is expressed as to any matter not discussed herein.

This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

This opinion is rendered in connection with Realty Income’s filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions “Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

DRAFT